EXHIBIT (8)(p)(1)

AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT (JP MORGAN)

AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT

BETWEEN JP MORGAN DISTRIBUTOR SERVICES, INC. AND

ML LIFE INSURANCE COMPANY OF NEW YORK

THIS AMENDMENT, dated as of the 1st day of May, 2007, by and among JP Morgan Distribution Services, Inc., a Delaware company (the “Underwriter”) and each of the trusts and the corporation executing this Agreement (each a “Fund” and collectively the “Funds”) and ML Life Insurance Company of New York, a New York life insurance company (the “Company”),

WITNESSETH

WHEREAS, the Funds, the Underwriter and the Company heretofore entered into a Participation Agreement dated May 31, 2006, (the “Agreement”) with regard to separate accounts established for variable life insurance and/or variable annuity contracts offered by the Company, and

WHEREAS, the Funds, the Underwriter and the Company desire to amend Schedule B to the Agreement in accordance with the terms of the Agreement

NOW, THEREFORE, in consideration of the above premises, the Funds, the Underwriter and the Company hereby agree:

1.	Amendment

(a)	Schedule B to this Agreement are amended in their entirety and are replaced by the Schedule B attached hereto

(b)	Article X Notices. of the Agreement is hereby amended as follows:

If to the Company:        Barry G. Skolnick, Esquire

  Senior Vice President & General Counsel

  1700 Merrill Lynch Drive, 3rd Floor

  Pennington, New Jersey 08534

2.	Effectiveness The Amendment to the Agreement shall be effective as of the date first above written.

3.	Continuation Except as set forth above, the Agreement shall remain in full force and effect in accordance with its terms

4.	Counterparts This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original

(Signatures located on following page)

IN WITNESS WHEREOF, the Funds, the Underwriter and the Company have caused the Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

ML LIFE INSURANCE COMPANY OF NEW YORK

By its authorized officer

By:	/s/ Kirsty Lieberman.
Title	Kirsty Lieberman VP/Sr Counsel
Date	4/090/07

JPMorgan Trust I
JPMorgan Trust II
J. P. Morgan Fleming Trust Group, Inc.
J. P. Morgan Mutual Fund Group
J. P. Morgan Mutual Fund Investment Trust
Undiscovered Managers Funds

By its authorized officer

By:	/s/ Jeffrey D. House.
Title	Jeffrey D. House
Date	Assistant Treasurer

JPMorgan Value Opportunities Fund, Inc.

By its authorized officer

By:	/s/ Nancy E. Fields
Title	Authorized Signer
Date	4/5/2007

JPMORGAN DISTRIBUTION SERVICS, INC.

By its authorized officer

By:	/s/ Robert L. Young
Title	Robert L. Young
Date	Vice President

Schedule B

Designated Funds, Portfolios and Classes

Fund: JPMorgan Trust II, a Delaware statutory trust

Designated Portfolio and Class

JPMorgan Multi-Cap Market Neutral Fund

Class A Shares

JPMorgan Small Cap Growth Fund

Class A Shares